Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated March 5, 2026, with respect to the consolidated financial statements of Miami International Holdings, Inc., incorporated herein by reference.
/s/ KPMG LLP
New York, New York
March 5, 2026